UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

METAL SKY STAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41344	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 River Street, 9th Floor,
Hoboken, New Jersey	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-721-8789

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, one redeemable warrant, and one right	MSSAU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.001 par value	MSSA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MSSAW	The Nasdaq Stock Market LLC
Rights to receive one-tenth (1/10th) of one Ordinary Share	MSSAR	The Nasdaq Stock Market LLC

CONTENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Change of the Company

Ms. Wenxi He recently tendered to the board of directors her resignation from the position of Chief Financial Officer of Metal Sky Star Acquisition Corporation (the “Company”), effective December 20, 2024. Ms. He will continue to serve as Chief Executive Officer and a director of the Company. She has confirmed that her resignation is not a result of any financial disclosure or accounting issues and that there is no dispute or disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with Ms. He’s resignation, the board of directors of the Company has appointed Mr. Kin Sze as Chief Financial Officer of the Company, effective December 20, 2024. Mr. Sze has more than 20 years of investment experience in the global financial market. Since July 2024, he has been Chief Executive Officer and Chairman of Ocean Capital Acquisition Corporation. He is a director of Yoov Group Holding Limited, a cloud-based application platform as a service company, which entered into an agreement and plan of merger to acquire Aptorum Group Limited (Nasdaq: APM) for US$250 million in a reverse merger transaction. From July 2020 to October 2024, he was Executive Director of Silverbricks Asset Management Company Limited, which provides diversified financial services with all-rounded products for institutional and retail clients. From March 2019 to June 2020, he served as Chief Executive Officer and a director of Proficient Alpha Acquisition Corp (Nasdaq: PAAC), a US$115 million SPAC that completed its merger with Lion Group Holding Limited in June 2020. Previously, he served as Executive Director of ABC International Holdings Limited, an investment banking business flagship of Agricultural Bank of China Limited and was responsible for its direct investment business. He also worked as Senior Manager at China Everbright Limited, a China-based financial group engaged in banking, securities, insurance, asset management, and direct investment. Mr. Sze received an MBA degree from the University of South Australia and a bachelor’s degree in chemical engineering from the University of Toronto. He is a Chartered Financial Analyst charterholder and a fellow of the Institute of Public Accountants and the Institute of Financial Accountants.

There is no arrangement or understanding between Mr. Sze and any other person pursuant to which Mr. Sze was appointed as the Chief Financial Officer of the Company. Mr. Sze does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Sze does not have any family relationship with any directors or executive officers of the Company.

Forward-Looking Statements

This Form 8-K contains forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, without limitation, our ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, our ability to regain compliance with the Listing Rule and our ability to become current with our reports with the SEC. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the SEC. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except to the extent required by applicable law, we do not undertake any obligation to update or revise forward-looking statements made by us to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2024	Metal Sky Star Acquisition Corporation

	By:	/s/ Wenxi He
	Name:	Wenxi He
	Title:	Chief Executive Officer